                           GREAT PLAINS SOFTWARE U.K., LLC


                         LIMITED LIABILITY COMPANY AGREEMENT


                                  FEBRUARY 20, 1996


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                                  TABLE OF CONTENTS


Article I.
    General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
    Section 1.1. Name. . . . . . . . . . . . . . . . . . . . . . . . . . .   1
    Section 1.2. Principal Place of Business . . . . . . . . . . . . . . .   1
    Section 1.3. Names and Addresses of Members. . . . . . . . . . . . . .   2
    Section 1.4. Term of Existence . . . . . . . . . . . . . . . . . . . .   2
    Section 1.5. Agent for Service of Process. . . . . . . . . . . . . . .   2
    Section 1.6. Duties of Members . . . . . . . . . . . . . . . . . . . .   2
    Section 1.7. Duties of Managers. . . . . . . . . . . . . . . . . . . .   2

Article II.
    Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

Article III.
    Purpose and Character of the Business. . . . . . . . . . . . . . . . .   4

Article IV.
    Members. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
    Section 4.1. Place and Time of Meetings. . . . . . . . . . . . . . . .   4
    Section 4.2. Annual Meetings . . . . . . . . . . . . . . . . . . . . .   4
    Section 4.3. Special Meetings. . . . . . . . . . . . . . . . . . . . .   4
    Section 4.4. Quorum, Adjourned Meetings. . . . . . . . . . . . . . . .   4
    Section 4.5. Organization. . . . . . . . . . . . . . . . . . . . . . .   5
    Section 4.6. Order of Business . . . . . . . . . . . . . . . . . . . .   5
    Section 4.7. Voting. . . . . . . . . . . . . . . . . . . . . . . . . .   5
    Section 4.8. Inspectors of Election. . . . . . . . . . . . . . . . . .   5
    Section 4.9. Certain Actions . . . . . . . . . . . . . . . . . . . . .   6
    Section 4.10. Notices of Meetings. . . . . . . . . . . . . . . . . . .   6
    Section 4.11. Proxies. . . . . . . . . . . . . . . . . . . . . . . . .   6
    Section 4.12. Waiver of Notice . . . . . . . . . . . . . . . . . . . .   7
    Section 4.13. Consents . . . . . . . . . . . . . . . . . . . . . . . .   7
    Section 4.14. Member List. . . . . . . . . . . . . . . . . . . . . . .   7

Article V.
    New Members; Units; Securities . . . . . . . . . . . . . . . . . . . .   7
    Section 5.1. Admission of New Members. . . . . . . . . . . . . . . . .   7
    Section 5.2. Issuance of Units . . . . . . . . . . . . . . . . . . . .   8

Article VI.
Management and Operation of Company Business . . . . . . . . . . . . . . .   8
    Section 6.1. Authority of the Members. . . . . . . . . . . . . . . . .   8
    Section 6.2. Board of Managers . . . . . . . . . . . . . . . . . . . .   8


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    Section 6.3. Number, Qualification; Term of Office; Vote . . . . . . .   8
    Section 6.4. Initial Board . . . . . . . . . . . . . . . . . . . . . .   9
    Section 6.5. Place of Meetings . . . . . . . . . . . . . . . . . . . .   9
    Section 6.6. Special Meetings. . . . . . . . . . . . . . . . . . . . .   9
    Section 6.7. Meetings Held Upon Member Demand. . . . . . . . . . . . .   9
    Section 6.8. Adjournments. . . . . . . . . . . . . . . . . . . . . . .   9
    Section 6.9. Notice of Meetings. . . . . . . . . . . . . . . . . . . .   9
    Section 6.10. Quorum . . . . . . . . . . . . . . . . . . . . . . . . .  10
    Section 6.11. Absent Members . . . . . . . . . . . . . . . . . . . . .  10
    Section 6.12. Conference Communications. . . . . . . . . . . . . . . .  10
    Section 6.13. Removal. . . . . . . . . . . . . . . . . . . . . . . . .  10
    Section 6.14. Acts of Managers . . . . . . . . . . . . . . . . . . . .  10
    Section 6.15. Written Action . . . . . . . . . . . . . . . . . . . . .  10
    Section 6.16. Proxies. . . . . . . . . . . . . . . . . . . . . . . . .  10
    Section 6.17. Committees . . . . . . . . . . . . . . . . . . . . . . .  11
    Section 6.18. No Fiduciary Duty. . . . . . . . . . . . . . . . . . . .  11
    Section 6.19. Compensation . . . . . . . . . . . . . . . . . . . . . .  11

Article VII.
    Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
    Section 7.1. Number. . . . . . . . . . . . . . . . . . . . . . . . . .  11
    Section 7.2. Election, Term of Office and Qualifications . . . . . . .  11
    Section 7.3. Removal and Vacancies . . . . . . . . . . . . . . . . . .  11
    Section 7.4. Chair . . . . . . . . . . . . . . . . . . . . . . . . . .  12
    Section 7.5. President . . . . . . . . . . . . . . . . . . . . . . . .  12
    Section 7.6. Secretary . . . . . . . . . . . . . . . . . . . . . . . .  12
    Section 7.7. Treasurer . . . . . . . . . . . . . . . . . . . . . . . .  12
    Section 7.8. Duties of Other Officers. . . . . . . . . . . . . . . . .  12
    Section 7.9. Compensation. . . . . . . . . . . . . . . . . . . . . . .  13

Article VIII.
    Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
    Section 8.1. Indemnification . . . . . . . . . . . . . . . . . . . . .  13
    Section 8.2. Indemnification Procedures; Survival. . . . . . . . . . .  14

Article IX.
    Certificates; Transfers. . . . . . . . . . . . . . . . . . . . . . . .  15
    Section 9.1. Certificates for Units. . . . . . . . . . . . . . . . . .  15
    Section 9.2. Loss of Certificates. . . . . . . . . . . . . . . . . . .  15
    Section 9.3. Registration, Transfer and Exchange . . . . . . . . . . .  15
    Section 9.4. Restriction on Transfers. . . . . . . . . . . . . . . . .  16
    Section 9.5. Transfer by Legal Process . . . . . . . . . . . . . . . .  16
    Section 9.6. Resignation . . . . . . . . . . . . . . . . . . . . . . .  16
    Section 10.1. Books; Place; Access . . . . . . . . . . . . . . . . . .  16


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    Section 10.2. Financial Information. . . . . . . . . . . . . . . . . .  16
    Section 10.3. Tax Information. . . . . . . . . . . . . . . . . . . . .  17
    Section 10.4. Tax Elections. . . . . . . . . . . . . . . . . . . . . .  17
    Section 10.5. Tax Matters Partner. . . . . . . . . . . . . . . . . . .  17

Article XI.
    Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
    Section 11.1. Procedure Applicable to All Amendments . . . . . . . . .  19
    Section 11.2. Voting Requirement . . . . . . . . . . . . . . . . . . .  19
    Section 11.3. Approval by Members. . . . . . . . . . . . . . . . . . .  19

Article XII.
    Approval of Reorganizations and Bankruptcy . . . . . . . . . . . . . .  20

Article XIII.
    Dissolution and Liquidation. . . . . . . . . . . . . . . . . . . . . .  20
    Section 13.1. Events Causing Dissolution . . . . . . . . . . . . . . .  20
    Section 13.2. Continuation of Business . . . . . . . . . . . . . . . .  21
    Section 13.3. Liquidation and Winding Up . . . . . . . . . . . . . . .  21
    Section 13.4. Compliance with Timing Requirements of Regulations . . .  21

Article XIV.
    Representations, Warranties of the Members . . . . . . . . . . . . . .  22
    Section 14.1. Representations and Warranties of the Members. . . . . .  22

Article XV.
    Capital. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
    Section 15.1. Initial Capital Contributions. . . . . . . . . . . . . .  23
    Section 15.2. No Right to Return of Contribution.. . . . . . . . . . .  23
    Section 15.3. Additional Capital Contributions . . . . . . . . . . . .  23
    Section 15.4. Loans to the Company; No Interest on Capital . . . . . .  23
    Section 15.5. Creditor's Interest in the Company . . . . . . . . . . .  23
    Section 15.6. Liability of Members . . . . . . . . . . . . . . . . . .  24
    Section 15.7. Capital Accounts . . . . . . . . . . . . . . . . . . . .  24

Article XVI.
    Allocation of Income, Gains and Losses;
    Distributions to Members . . . . . . . . . . . . . . . . . . . . . . .  25
    Section 16.1. Allocation of Income, Profits, Gains, Losses and Credits  25
    Section 16.2. Other Allocation Rules . . . . . . . . . . . . . . . . .  25
    Section 16.3. Limitation on Loss Allocation. . . . . . . . . . . . . .  25
    Section 16.4. Special Allocations. . . . . . . . . . . . . . . . . . .  26
    Section 16.5. Curative Allocations . . . . . . . . . . . . . . . . . .  27
    Section 16.6. Tax Allocations:  Section 704(c) of the Code . . . . . .  28


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    Section 16.7. Distributions to Members . . . . . . . . . . . . . . . .  28

Article XVII.
Miscellaneous Provisions . . . . . . . . . . . . . . . . . . . . . . . . .  28
    Section 17.1. Additional Actions and Documents . . . . . . . . . . . .  28
    Section 17.2. Arbitration. . . . . . . . . . . . . . . . . . . . . . .  28
    Section 17.3. Notice . . . . . . . . . . . . . . . . . . . . . . . . .  28
    Section 17.4. Severability . . . . . . . . . . . . . . . . . . . . . .  29
    Section 17.5. Survival . . . . . . . . . . . . . . . . . . . . . . . .  29
    Section 17.6. Waivers. . . . . . . . . . . . . . . . . . . . . . . . .  29
    Section 17.7. Exercise of Rights . . . . . . . . . . . . . . . . . . .  29
    Section 17.8. Binding Effect . . . . . . . . . . . . . . . . . . . . .  29
    Section 17.9. Limitation on Benefits of this Agreement. . . . . . . .   29
    Section 17.10.                     Waiver of Partition. . . . . . . .   30
    Section 17.11.                     Entire Agreement . . . . . . . . .   30
    Section 17.12.                     Pronouns . . . . . . . . . . . . .   30
    Section 17.13.                     Headings . . . . . . . . . . . . .   30
    Section 17.14.                     Governing Law. . . . . . . . . . .   30
    Section 17.15.                     Execution in Counterparts. . . . .   30


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                         LIMITED LIABILITY COMPANY AGREEMENT
                                          OF
                           GREAT PLAINS SOFTWARE U.K., LLC


          THIS LIMITED LIABILITY COMPANY AGREEMENT made and entered into as of this 20th day of FEBRUARY 1996, by and between the persons named on Schedule A attached hereto (hereinafter, such persons are referred to collectively as the "Members" and individually as a "Member");

          WITNESSETH THAT:

          WHEREAS, the undersigned have caused the formation of Great Plains Software U.K., LLC, a Delaware limited liability company (the "Company"), of which the undersigned constitute all of the initial Members; and

          WHEREAS, the undersigned have received and approved the business plan of the Company;

          NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Members agree as follows:

                                      Article I.
                                       GENERAL

          The parties hereto do hereby agree that this Agreement shall constitute the "limited liability company agreement" of the Company within the meaning of Section 18-101(7) of the Delaware Limited Liability Company Act, as amended (the "Act"), and hereby adopt, approve and ratify the execution and filing in the office of the Secretary of State of the State of Delaware of the certificate of formation of the Company by Frederic F. Hillier, an individual resident of the State of Minnesota, on February 20, 1996 (the "Certificate of Formation") and acknowledge, approve and ratify his designation as an "authorized person" of the Company in the Certificate of Formation as contemplated by Section 18-201(a) of the Act. The parties agree that the Agreement shall be effective as of the date of filing of the Certificate of Formation in the office of the Secretary of State and that they shall comply with the provisions and requirements of the Act and that the Act shall govern the rights, duties and obligations of the Members, except as otherwise expressly stated herein.

          Section 1.1. NAME. The name of the Company shall be and the business shall be conducted under the name of "Great Plains Software U.K., LLC"


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          Section 1.2.   PRINCIPAL PLACE OF BUSINESS.  The location of the
principal place of business of the Company shall be Knyvett House, The Causeway, Staines, Middlesex TW183BA or such other place in the United Kingdom as the Board of Managers may from time to time determine (the "Principal Office").

          Section 1.3. NAMES AND ADDRESSES OF MEMBERS. The names and addresses of the Members are as set forth in Schedule A.

          Section 1.4. TERM OF EXISTENCE. The Company shall be formed as of the time of the filing of the Certificate of Formation in the Office of the Secretary of State of Delaware and its existence shall continue until the fiftieth anniversary of the filing of the Certificate of Formation of the Company, unless earlier terminated, dissolved or liquidated in accordance with the provisions of this Agreement.

          Section 1.5. AGENT FOR SERVICE OF PROCESS. The name and address of the agent for service of process is, until changed by the Board of Managers, The Corporate Trust Company, located at Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          Section 1.6. DUTIES OF MEMBERS. The only duties of the Members to the Company or to each other in respect of the Company shall be those established in this Agreement, and there shall be no other express or implied duties of the Members to the Company or to each other in respect of the Company.

          Section 1.7. DUTIES OF MANAGERS. Each Manager shall owe duties of care and loyalty to the Company and the Members. A Manager shall not be personally liable to the Company or the Members for monetary damages for breach of fiduciary duty as a Manager except (a) for any breach of the Manager's duty of loyalty to the Company or the Members; (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; or (c) for any transaction from which such Manager derived an improper personal benefit.

                                     Article II.
                                     DEFINITIONS

          Unless the context otherwise specifies or requires, the terms defined in this Article II shall, for the purposes of this Agreement, have the meanings herein specified. Certain other capitalized terms used herein are defined elsewhere in the Agreement.

          "ACT" is defined in the introduction to Article I.

          "AGREEMENT" means this Limited Liability Company Agreement, as it may be amended or supplemented from time to time.


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          "BOARD OF MANAGERS" means the Board of Managers of the Company established pursuant to Article VI.

          "CAPITAL ACCOUNTS" means the capital accounts maintained by the Company for each Member in respect of such Member's Units. The Capital Accounts shall be maintained in accordance with the capital accounting rules of Section 704 of the Code.

          "CAPITAL CONTRIBUTION" means the amount of money or the fair market value of any property (as agreed by the Members as of the date of contribution) contributed to the Company by any Member.

          "CODE" means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder. All references in this Agreement to a section of the Code or the Treasury Regulations shall be considered to include any subsequent amendment or replacement of that section.

          "COMPANY" means Great Plains Software U.K., LLC, the Delaware limited liability company formed pursuant to the filing of the Certificate of Formation in Delaware and the terms of this Agreement.

          "COMPANY ASSETS" means all assets and property, whether tangible or intangible and whether real, personal or mixed, at any time owned by the Company.

          "FISCAL YEAR" means the 12-month accounting period of the Company ending on May 31 of each year, or such other date as the Board of Managers may determine from time to time.

          "MANAGER" is defined in Section 6.3.

          "MEMBERS" means the Persons executing this Agreement until they cease to be Members and the Persons which are hereafter admitted to the Company as Members in accordance with this Agreement.

          "MEMBER SUPERMAJORITY" means 60% of the number of Units entitled to vote.

          "NAMED OFFICERS" is defined in Section 7.1.

          "PERSON" means any natural person, corporation, limited liability company, association, partnership (whether general or limited), joint venture, proprietorship, governmental agency, trust, estate, association, custodian, nominee or any other individual or entity, whether acting in an individual, fiduciary, representative or other capacity.

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          "PRINCIPAL OFFICE" is defined in Section 1.2.

          "REORGANIZATION" means (x) any consolidation or merger of the Company with or into any other Person, whether or not the Company is the surviving entity, (y) any exchange or other transaction pursuant to which outstanding Units are converted into other securities, property or money or (z) any sale, transfer or other disposition of all or substantially all of the Company's assets in a single transaction or a series of related transactions. A dissolution or liquidation of the Company pursuant to Article XIII will not constitute a "Reorganization" within the meaning of this Agreement.

          "TRANSFER" is defined in Section 9.4.

          "TREASURY REGULATIONS" or "TREAS. REG." refers to the regulations promulgated by the United States Treasury Department under the Code.

          "UNITS" means the interest of the Members in the Company, which Units represent the ownership interest of the Members in the Company.

                                     Article III.
                        PURPOSE AND CHARACTER OF THE BUSINESS

          The purpose and character of the business of the Company shall be to sell and distribute the products of Great Plains Software, Inc., a Minnesota corporation, in the United Kingdom and to undertake and carry on any and all other lawful business, purpose or activity permitted under the Act and approved by the Board of Managers.

                                     Article IV.
                                       MEMBERS

          Section 4.1. PLACE AND TIME OF MEETINGS. Meetings of the Members shall be held at the Principal Office or such other location as decided by the Members from time to time. In the absence of a designation of time, meetings shall be held at 10:00 a.m. Any or all Members may participate in any meeting of Members by any means of conference communication through which all Members may simultaneously hear each other during such meeting. For the purposes of establishing a quorum and taking any action at the meeting, Members participating pursuant to this provision shall be deemed present in person at the meeting, and the place of the meeting shall be the place of origination of the conference communication.

          Section 4.2. ANNUAL MEETINGS. The annual meeting of the Members for the appointment of Managers and for the transaction of any other business as

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may properly come before the meeting shall be held in April of each year on such business day as the Board of Managers shall determine from time to time.

          Section 4.3. SPECIAL MEETINGS. Special meetings of the Members for any purpose or purposes shall be called by the Secretary at the written demand of (x)a majority of all Managers, (y) the Chair or (z) Members owning not less than 35% of the Units outstanding. Such demand shall state the purpose or purposes of the proposed meeting. Within ten days after the Secretary shall receive a proper demand to call a meeting, he or she shall cause a meeting to be duly called on a business day determined by the Secretary within 70 days of the date of receipt of such request. Business transacted at any special meeting shall be limited to the purpose or purposes stated in the demand.

          Section 4.4. QUORUM, ADJOURNED MEETINGS. Members owning a majority of the Units outstanding shall constitute a quorum for the transaction of business at any annual or special meeting of the Members. If a quorum is not present at a meeting, the Members present and entitled to vote shall adjourn to such day as they shall agree upon by a vote of the majority in voting interest present and entitled to vote. Notice of any adjourned meeting need not be given if the date, time and place thereof are announced at the meeting at which the adjournment is taken. At adjourned meetings at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed. If a quorum is present, the Members may continue to transact business until adjournment notwithstanding the withdrawal of enough Members to leave less than a quorum.

          Section 4.5. ORGANIZATION. At each meeting of the Members, the Chair or, in his or her absence, the chair chosen by a majority in voting interest of the Members present and entitled to vote shall act as chair; and the Secretary or, in his or her absence, any person whom the chair of the meeting shall appoint, shall act as secretary of the meeting.

          Section 4.6. ORDER OF BUSINESS. The order of business at each meeting of the Members shall be determined by the chair of the meeting, but such order of business may be changed by the vote of a majority in voting interest of the Members present and entitled to vote.

          Section 4.7. VOTING. Subject to any different voting rights that may be established for any Unit or class or series of Units, each Member entitled to vote at a meeting of Members or entitled to express consent in writing to action without a meeting shall have one vote for each Unit having voting rights registered in his, her or its name on the books of the Company. All questions at a meeting shall be decided by a majority vote of the number of Units entitled to vote represented at the

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meeting at the time of the vote except where otherwise required by the Act or this Agreement.

          Persons holding Units in a fiduciary capacity shall be entitled to vote the Units so held. If Units stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons shall have the same fiduciary relationship respecting the same Units, unless the Secretary shall have been given written notice to the contrary and shall have been furnished with a copy of the instrument or order appointing them or creating a relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (i) if only one shall vote, his, her or its act shall bind all; (ii) if more than one shall vote, the act of the majority voting shall bind all; and (iii) if more than one shall vote, but the votes shall be evenly split on any particular matter, then, except as otherwise required by law, each person may vote the Units in question proportionately.

          Section 4.8. INSPECTORS OF ELECTION. At each meeting of the Members, the chair of such meeting shall appoint two inspectors of election, who shall be natural persons. Each inspector of election so appointed shall execute the duties of an inspector of election at such meeting with strict impartiality and according to the best of his or her ability. Such inspectors of election shall take charge of the ballots at such meeting and after the balloting on any question shall count the ballots cast and make a report in writing to the secretary of the meeting of the results. An inspector of election need not be a Member, and any officer or employee of the Company may be an inspector of election on any question other than a vote for or against his or her election to any position with the Company or on any other question in which he or she may be directly interested.

          Section 4.9. CERTAIN ACTIONS. In addition to the actions specified in other provisions of this Agreement, the following actions shall require the approval or authorization of a Member Supermajority:

          (a) The approval of any Reorganization, any other merger or consolidation to which the Company or a Subsidiary is a party or the acquisition of another business by the Company;

          (b)  The authorization or issuance of any additional Units;

          (c) The purchase by the Company of any Unit or an agreement to do so; PROVIDED, HOWEVER, that the Member whose Units are subject to purchase shall have no vote in such matter;

          (d) The granting of any material lien, charge or encumbrance upon any of the Company's assets;

          (e)  The borrowing of money;

          (f)  The making of any distributions to the Members; and

          (g) The appointment of the certified public accountants and any attorneys for the Company.

          Section 4.10. NOTICES OF MEETINGS. Every Member shall furnish the Secretary with a post office address at which notices of meetings and requests for consents to action without a meeting and all other communications may be mailed to him, her or it. A written notice of each annual and special meeting of Members shall be given not less than ten nor more than 60 days before the date of such meeting to each Member by delivering such notice to him, her or it personally or depositing the same in the United States mail, postage prepaid, directed to him, her or it at the post office address shown upon the records of the Company. Service of notice is complete upon mailing. Personal delivery to any officer of a corporation or association or to any member of a partnership is delivery to such corporation, association or partnership. Every notice of a meeting of Members shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called.

          Section 4.11. PROXIES. Each Member entitled to vote at a meeting of Members or consent to action without a meeting may authorize another Person or Persons to act for him, her or it by proxy by an instrument executed in writing and filed with the Secretary. If any such instrument designates two or more Persons to act as proxies, any proxy may exercise all of the powers conferred by such written instrument unless the instrument shall otherwise provide. No proxy shall be valid for more than one year from the date of its execution. Subject to the above, any proxy may be revoked if an instrument revoking it or a proxy bearing a later date is filed with the Secretary.

          Section 4.12. WAIVER OF NOTICE. Notice of any annual or special meeting may be waived either before, at or after such meeting in writing signed by the Member entitled to the notice. Attendance by a Member at a meeting shall constitute a waiver of notice of such meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

          Section 4.13. CONSENTS. Any action that may be taken at a meeting of the Members may be taken without a meeting and without a vote but only pursuant to the consent procedures of this Section 4.13. A majority of all Managers, the Chair or Members owning not less than 35% of the Units outstanding may demand in writing that the Secretary request consents of the Members for any proper purpose or purposes. Such demand shall state the purpose or purposes of the proposed consents. Within ten days after the Secretary shall receive a proper demand to request consents, he or she shall cause a request for consent and related consent form to be mailed to each Member by delivering such documents to him, her or it personally or depositing the same in the United States mail, postage prepaid, directed to him, her or it at the post office address shown upon the records of the Company. Any action shall be approved if consents to such action in writing, setting forth the actions so taken, shall be signed by the Members owning outstanding Units having not less than the minimum number of votes that would be required to authorize or take such action at a meeting at which all Units entitled to vote thereon were present and voted and filed with the Secretary. Notice of the taking of the action without a meeting shall be given to all Members. The action shall become effective upon the mailing of such notice, but no earlier than five days after the date of mailing of requests for such consents by the Secretary.

          Section 4.14. MEMBER LIST. The Secretary shall prepare, at least ten days before each meeting of Members and in connection with any request for consents, a complete list of the Members entitled to vote at such meeting or express consent, arranged in alphabetical order and showing the address of each Member and the number of Units registered in the name of each Member. Such list shall be open to the examination of any Member for any purpose germane to the meeting or such consents, during ordinary business hours, for a period of at least ten days prior to the meeting or in the case of consents after the mailing of requests therefor, at the Principal Office. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any Member who is present.

                                      Article V.
                           NEW MEMBERS; UNITS; SECURITIES

          Section 5.1. ADMISSION OF NEW MEMBERS. The Members may from time to time admit additional Members to the Company upon the issuance of new Units pursuant to Section 5.4 or upon a transfer in compliance with Section 9.4. All Members shall be required to have an interest in the Company represented by one or more Units. Unless otherwise authorized by the Members in accordance with this Article V, all Units shall be of one class and series, entitled to vote and with equal rights and preferences in all matters, and the profits and losses, and distributions of cash or other assets, of the Company shall be allocated among the Members of the Company in proportion to the number of Units held by the Members. The Members, by amendment to this Agreement approved by not less than a Member Supermajority, may fix (i) the relative rights and preferences of different classes and series of the Units and (ii) may authorize the issuance of securities convertible into, or exchangeable for, and options, warrants and rights to purchase, Units.

          Section 5.2. ISSUANCE OF UNITS. The Members may issue additional Units from time to time to existing or new Members. Units may be issued for any consideration, including, without limitation, cash or other property, tangible or intangible, received or to be received by the Company or services rendered or to be rendered to the Company. At the time of authorization of the issuance of additional Units, the Members shall state, by resolution, their determination of the fair value to the Company in monetary terms of any consideration other than cash for which Units are to be issued.

          Unless the Members otherwise determine by a vote of not less than a Member Supermajority, Members holding Units shall have the preemptive right to subscribe for additional Units, securities convertible into or exchangeable for Units, and options, warrants and rights to purchase Units. Upon any proposed issuance of such securities, the Board of Managers shall give notice of the proposed issuance to holders of Units, and such holders shall have the right to subscribe for such securities for the cash purchase price stated in such notice on a PRO RATA basis, with the right to oversubscribe for any securities that would otherwise be unsubscribed because of the failure of one or more Members to subscribe for their PRO RATA amount. Any securities remaining unsubscribed after 30 days from the date of such notice may be sold at a cash purchase price not less than the cash purchase price stated in such notice.

                                     Article VI.
                    MANAGEMENT AND OPERATION OF COMPANY BUSINESS

          Section 6.1. AUTHORITY OF THE MEMBERS. Except as otherwise expressly provided herein, no Member shall have any authority to act for, or to assume any obligations or responsibility on behalf of, or bind any other Member or the Company. Each of the Members represents, warrants and agrees that it shall disclose in writing to all third parties with whom such Member is in contact concerning the affairs or the business of the Company that such Member does not have any authority to act for, or to assume any obligations or responsibilities on behalf of, the Company unless expressly authorized by the Board of Managers.

          Section 6.2. BOARD OF MANAGERS. The business and affairs of the Company shall be managed by or under the authority of the Board of Managers, except as otherwise required by the Act or this Agreement.

          Section 6.3. NUMBER, QUALIFICATION; TERM OF OFFICE; VOTE. The number of members of the Board of Managers shall be up to four (4) (each a "Manager"). The Managers shall be elected from time to time by the Members. Each of the Managers shall hold office until such Manager's successor shall have been elected, or until the earlier death, resignation, removal or disqualification of such Manager. Each Manager shall have one vote in all matters to come before the Board of Managers.

          Section 6.4. INITIAL BOARD. The initial Board of Managers shall be comprised of the following individuals:

                         Terri Zimmerman
                         Steve Sydness

          Section 6.5. PLACE OF MEETINGS. Meetings of the Board of Managers shall be held at the principal executive office of the Company or at such other place as may be agreed by the members of such Board from time to time.

          Section 6.6. SPECIAL MEETINGS. A special meeting of the Board of Managers may be called for any purpose or purposes at any time by the Chair or by any Member who holds at least 35% of the outstanding Units and who shall demand such special meeting by written notice given to the Chair specifying the purposes of such meeting.

          Section 6.7. MEETINGS HELD UPON MEMBER DEMAND. Within five (5) business days after the Chair receives a valid demand for a meeting of the Board of Managers from a Member, it shall be the duty of the Chair to cause a special or regular meeting of Board of Managers, as the case may be, to be duly called and held on notice no later than five (5) business days after receipt of such demand. If the Chair fails to cause such a meeting to be called and held as required by this Section 6.7, the Member or Members making the demand may call the meeting by giving notice as provided in Section 6.9 at the expense of the Company.

          Section 6.8. ADJOURNMENTS. Any meeting of the Board of Managers may be adjourned from time to time to another date, time and place. If any meeting of the Board of Managers is so adjourned, no notice as to such adjourned meeting need be given if the date, time and place at which the meeting will be reconvened are announced at the time of adjournment.

          Section 6.9. NOTICE OF MEETINGS. Unless otherwise required by law, written notice of each meeting of the Board of Managers, stating the date, time and place and, in the case of a special meeting, the purpose or purposes, shall be given at least five (5) days and not more than ninety (90) days prior to the meeting to every member of the Board of Managers. A member of the Board of Managers may waive notice of the date, time, place and purpose or purposes of a meeting of the Board of Managers. A waiver of notice is effective whether given before, at or after the meeting, and whether given in writing, orally or by attendance. Attendance by a member of the Board of Managers at a meeting is a waiver of notice of that meeting, unless the member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

          Section 6.10. QUORUM. Members of the Board of Managers representing 51% of all votes held by the members of the Board of Managers shall constitute a quorum for the transaction of business at each meeting of the Board of Managers.



          Section 6.11. ABSENT MEMBERS. A member of the Board of Managers may give advance written consent or opposition to a proposal to be acted on at a meeting of the Board of Managers. If such member is not present at the meeting, such consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but such consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the member has consented or objected.

          Section 6.12. CONFERENCE COMMUNICATIONS. Any or all of the members of the Board of Managers may participate in any meeting of the Board of Managers, or of any duly constituted committee thereof, by any means of communication through which such members may simultaneously hear each other during such meeting. For the purposes of establishing a quorum and taking any action at the meeting, members of the Board of Managers participating pursuant to this Section 7.11 shall be deemed present in person at the meeting; and the place of the meeting shall be the place of origination of the conference telephone conversation or other comparable communication technique.

          Section 6.13. REMOVAL. Any member of the Board of Managers may be removed from office at any time, with or without cause, by the action of the Member or Members who appointed such member; PROVIDED, HOWEVER, that such removal shall be without prejudice to any contract rights of such member pursuant to any employment or other agreement between such member and the appointing Member(s) or the Company.

          Section 6.14. ACTS OF MANAGERS. Except as otherwise provided herein, the Board of Managers shall take action by the affirmative vote of those Managers who have the power to vote 51% of all votes held by the Managers, and any such act shall be deemed to be the action of the Board of Managers for all purposes of this Agreement and the Act.

          Section 6.15. WRITTEN ACTION. Any action which might be taken at a meeting of the Board of Managers, or any duly constituted committee thereof, may be taken without a meeting if done in writing and signed by a number of the members of the Board of Managers, or committee members, whose approval would be sufficient to approve the action at a meeting at which all of the members of the Board of Managers (or such committee) were present.

          Section 6.16. PROXIES. A member of the Board of Managers may cast or authorize the casting of a vote by filing a written appointment of a proxy with the Chair at or before the meeting at which the appointment is to be effective. The member may sign or authorize the written appointment by telegram, cablegram or other means of electronic transmission setting forth or submitted with information sufficient to determine that the member authorized such transmission. Any copy, facsimile, telecommunication or other reproduction of the original of either the writing or transmission may be used in lieu of the original, PROVIDED that it is a complete and legible reproduction of the entire original.

          Section 6.17. COMMITTEES. (a) A resolution approved by the Board of Managers may establish committees having the authority of the Board of Managers in the management of the business of the Company to the extent provided in the resolution. A committee shall consist of one or more Persons, who need not be members of the Board of Managers. Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Board of Managers.

          (b) A majority of the members of a committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in the resolution of the Board of Managers creating the committee.

          Section 6.18. NO FIDUCIARY DUTY. Persons serving on the Board of Managers shall not constitute a fiduciary any Member(s) or the Company. No Person serving on the Board of Managers shall incur any personal liability in such capacity to the Members or the creditors of the Company.

          Section 6.19. COMPENSATION. Members of the Board of Managers shall not be compensated by the Company for serving in such capacity. The Company shall bear the expenses, if any, incurred by each Member's respective representatives in attending meetings of the Board of Managers.

                                     Article VII.
                                      OFFICERS

          Section 7.1. NUMBER. The officers of the Company, all of whom shall be natural persons, shall consist of a Chair, a President, a Secretary and a Treasurer ("Named Officers"), and any other officers and agents as the Board of Managers by a majority vote of all Managers may designate from time to time.
Any person may hold two or more offices.

          Section 7.2. ELECTION, TERM OF OFFICE AND QUALIFICATIONS. At each annual meeting of the Board of Managers, all officers shall be elected. Such officers shall hold office until the next annual meeting of the Managers or until their successors are elected and qualified, or until such office is eliminated by amendment of this Agreement, in the case of the Named Officers, or a vote of the majority of all Managers, in the case of officers other than Named Officers. An officer who is a Manager shall hold office until the election and qualification of his or her successor even though he or she may cease to be a Manager.

          Section 7.3. REMOVAL AND VACANCIES. Any officer may be removed from his or her office with or without cause upon a vote of a majority of the total number of Managers. Such removal shall be without prejudice to the contract rights of the person so removed. A vacancy among the officers by death, resignation, removal or otherwise shall be filled for the unexpired term by the Board of Managers, unless such office is eliminated.

          Section 7.4. CHAIR. The Chair shall preside at all meetings of the Members and Managers and shall have such other duties as may be prescribed, from time to time, by the Board of Managers. The Chair shall be a Manager and shall be elected by the Board of Managers.

          Section 7.5.   PRESIDENT.

          (a) DAY-TO-DAY OPERATIONS. The Company shall be managed by a President. The Board of Managers delegates to the President the authority to oversee and supervise the Company's business. Except as otherwise provided in this Agreement, the President shall be authorized to determine all questions relating to the day-to-day conduct, operation and management of the business of the Company. The President shall be responsible to the Board of Managers.

          (b) GENERAL. The President shall be entitled to delegate such part of his or her duties as he or she may deem reasonable or necessary in the conduct of the business of the Company to one or more employees of the Company, who shall each have such duties and authority as shall be determined from time to time by the

President or as may be set forth in any agreement between such employee and the Company.

          (c) ELECTION. The President shall be elected by the Board of Managers and shall receive such compensation as may be determined from time to time by the Board of Managers or as shall be set forth in any written agreement approved by the Board of Managers.

          Section 7.6. SECRETARY. The Secretary shall be secretary of and shall attend all meetings of the Members and Board of Managers and shall record all proceedings of such meetings in the minute book of the Company. He or she shall give proper notice of meetings of Members and the Board of Managers. He or she shall perform such other duties as may from time to time be prescribed by the Board of Managers.

          Section 7.7. TREASURER. The Treasurer shall keep or cause to be kept accurate accounts of all moneys of the Company received or disbursed. He or she shall deposit or cause to be deposited all moneys, drafts and checks in the name of and to the credit of the Company in such banks and depositaries as the Board of Managers shall from time to time designate. He or she shall have power to endorse or cause to be endorsed for deposit or collection all notes, checks and drafts received by the Company. He or she shall disburse or cause to be disbursed the funds of the Company as ordered by the President, making proper vouchers therefor. He or she shall render to the Board of Managers whenever required an account of all his or her transactions as Treasurer and of the financial condition of the Company and shall perform such other duties as may from time to time be prescribed by the Board of Managers.

          Section 7.8. DUTIES OF OTHER OFFICERS. The duties of such other officers and agents as the Board of Managers may designate shall be set forth in the resolution creating such office or agency or by subsequent resolution.

          Section 7.9. COMPENSATION. The officers, agents and employees of the Company shall receive such compensation for their services as may be determined from time to time by the Board of Managers or as shall be set forth in a written agreement.

                                    Article VIII.
                                   INDEMNIFICATION

         Section 8.1.   INDEMNIFICATION.

         (a) To the fullest extent permitted by law, each Manager and Named Officer (individually, an "Indemnitee") shall be indemnified, held harmless and defended by the Company from and against any and all losses, claims, damages, liabilities, whether joint or several, expenses (including legal fees and expenses), judgments, fines and other amounts paid in settlement, incurred or suffered by such Indemnitee, as a party or otherwise, in connection with any threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, arising out of or in connection with the business or the operation of the Company and by reason of the Indemnitee's status as a Manager or Named Officer regardless of whether the Indemnitee continues to be a Manager or Named Officer of the Company at the time any such loss, claim, damage, liability or other expense is paid or incurred if (i) the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful, (ii) the Indemnitee's conduct did not constitute intentional misconduct or a material breach of the terms of this Agreement and (iii) the Indemnitee's conduct did not involve a transaction from which the Manager or Named Officer derived an improper personal benefit. The termination of any action, suit or proceeding by judgment, order, settlement or upon a plea of NOLO CONTENDERE, or its equivalent, shall not, of itself, create a presumption that the Indemnitee acted in a manner contrary to the standards specified in clauses (i), (ii) or (iii) of this Section 8.1(a).

         (b) To the fullest extent permitted by law, expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to this Section 7.1 shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount unless it is determined that such Indemnitee is entitled to be indemnified therefor pursuant to this Section 8.1.

         (c) The indemnification provided by this Section 8.1 shall be in addition to any other rights to which any Indemnitee may be entitled under any other agreement, pursuant to any vote of the Managers, as a matter of law or otherwise, and shall inure to the benefit of the heirs, legal representatives, successors, assigns and administrators of the Indemnities.

         (d) Any indemnification under this Section 8.1 shall be satisfied solely out of the assets of the Company and no Indemnitee shall have any recourse against any Member with respect to such indemnification.

         (e) An Indemnitee shall not be denied indemnification in whole or in part under this Section 8.1 merely because the Indemnitee had an interest in the transaction with respect to which the indemnification applies, if the transaction was not otherwise prohibited by the terms of this Agreement and the conduct of the Indemnitee satisfied the conditions set forth in Section 8.1(a).

         (f) The Company may, but shall have no obligation to, purchase and maintain insurance covering any potential liability of the Indemnitees for any actions or omissions for which indemnification is permitted hereunder, including such types of insurance (including extended coverage liability and casualty and workers' compensation) as would be customary for any person engaged in a similar business, and may name the Indemnitees as additional insured parties thereunder.

         Section 8.2.   INDEMNIFICATION PROCEDURES; SURVIVAL.

         (a) Promptly after receipt by an Indemnitee of notice of the commencement of any action that may result in a claim for indemnification pursuant to Section 8.1, the Indemnitee shall notify the Company in writing within 30 days thereafter; PROVIDED, HOWEVER, that any omission so to notify the Company will not relieve it of any liability for indemnification hereunder as to the particular item for which indemnification may then be sought (except to the extent that the failure to give notice shall have been materially prejudicial to the Company) nor from any other liability that it may have to any Indemnitee.

         (b) An Indemnitee shall have the right to employ separate counsel in any action as to which indemnification may be sought under any provision of this Agreement and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense thereof and employ counsel within a reasonable period of time after being given the notice required above or (iii) the Indemnitee shall have been advised by its counsel that representation of such Indemnitee and other parties by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them. It is understood, however, that the Company shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys at any time for all such Indemnitees having actual or potential differing interests with the

Company, unless but only to the extent the Indemnitees have actual or potential differing interests with each other.

         (c) The Company shall not be liable for any settlement of any such action effected without its written consent, but if settled with such written consent, or if there is a final judgment against the Indemnitee in any such action, the Company agrees to indemnify and hold harmless the Indemnitee to the extent provided above from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

         (d)  The indemnification obligations set forth in Section 8.1 and this
Section 8.2 shall survive the termination of this Agreement.

                                     Article IX.
                               CERTIFICATES; TRANSFERS

         Section 9.1. CERTIFICATES FOR UNITS. All Units of the Company shall be certificated Units. Each Member shall be entitled to a certificate, to be in such form as shall be prescribed by the Board of Managers, certifying the number of Units of the Company owned by such Member. The certificates for such Units shall be numbered in the order in which they shall be issued and shall be signed, in the name of the Company, by such officers as the Board of Managers may designate. Every certificate surrendered to the Company for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 9.2.

         Section 9.2. LOSS OF CERTIFICATES. Any Member claiming a certificate for Units to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the Board of Managers shall require and shall, if the Board of Managers so requires, give the Company a bond of indemnity in form, in an amount and with one or more sureties satisfactory to the Board of Managers, to indemnify the Company against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of Units as the one alleged to have been lost, stolen or destroyed.

         Section 9.3.   REGISTRATION, TRANSFER AND EXCHANGE.

         (a) The Company shall keep at the Principal Office a register in which shall be entered the names and addresses of the Members and all Transfers of outstanding Units.

         (b) Subject to this Article IX, each Unit, whether originally or in substitution for, or upon transfer, exchange or other issuance of any Unit shall be registered on the effective date of the Transfer, exchange or other issuance; PROVIDED, HOWEVER, that no registration of any Transfer not made in compliance with this Article IX shall be made in the register.

         (c) Transfer of Units on the books of the Company may be authorized only by the Member named in the certificate, the Member's legal representative or the Member's duly authorized attorney-in-fact, and upon surrender of the certificate or the certificates for such Units. The Company may treat as the absolute owner of Units of the Company the person or persons in whose name Units are registered on the books of the Company.

         Section 9.4. RESTRICTION ON TRANSFERS. In addition to any restrictions imposed by the federal securities laws and any applicable state securities or "blue-sky" laws, no Member may sell, assign, pledge, transfer, convey or otherwise dispose of (including through any merger, share exchange or consolidation) (collectively, "Transfer") all or any part of any Unit, whether for consideration or not, and no Transferee thereof shall have any rights in the Company or be or have any rights as a Member with respect to all or any part of any such Interest attempted to be Transferred, and any such attempted Transfer of all or any part of an Interest shall be entirely null and void, unless (i) the Members agree to continue the business of the Company pursuant to
Section 13.1(d) if all of the Units of such Member are to be Transferred and
(ii) Members holding at least 51% of the Units that are not being Transferred consent to the Transfer and the admission of such Transferee as a Member if such Transfer is to a Person, other than the Company, who is not then a Member. The appropriate Company records and any certificates representing the Units shall be noted to prevent any Transfers in violation of this Section 9.4.

         Section 9.5. TRANSFER BY LEGAL PROCESS. Upon any involuntary Transfer of all or any portion of the Units of a Member pursuant to a levy of execution, foreclosure of pledge, garnishment, attachment, divorce decree, bankruptcy or other legal process (or by operation of law resulting from the death, disability, liquidation, dissolution or winding-up of a Member), such Member shall cease to be a Member, but any successor in title to the transferred Units shall have no right to become a Member except in compliance with Section
9.4. If such successor does not become a Member, such successor shall be merely an assignee within the meaning of Section 18-702(b)(1) of the Act.

         Section 9.6. RESIGNATION. No Member shall be entitled to resign or retire from the Company prior to the dissolution and winding up of the Company pursuant to Article XIII hereof without the unanimous consent of the other Members of the Company.

                                      Article X.
                     BOOKS OF ACCOUNT; REPORTS AND FISCAL MATTERS

         Section 10.1. BOOKS; PLACE; ACCESS. The Chair, or the Treasurer if one is appointed, shall maintain books of account on behalf of the Company at the Principal Office or such other place as may be designated by the Board of Managers. All Members shall at all reasonable times have access to and the right to inspect the same.

         Section 10.2. FINANCIAL INFORMATION. The Chair, or the treasurer if one is appointed, shall cause to be prepared and delivered to each of the Members summary financial information with respect to each of the first three quarters of each Fiscal Year. Such quarterly financial information shall be provided to the Members not later than forty-five (45) days following the end of each quarter of the Fiscal Year. The Chair, or the treasurer if one is appointed, also shall cause to be prepared and delivered to each of the Members an annual financial report that shall describe in reasonable detail the financial and business activities of the Company and include the financial statements of the Company for the previous Fiscal Year. Such annual financial report shall be provided to the Members not later than ninety (90) days following each Fiscal Year-end and shall not be audited unless the Board of Managers otherwise decides.

         Section 10.3. TAX INFORMATION. Within ninety (90) days after the close of each Fiscal Year, all necessary tax information shall be transmitted to all Members.

         Section 10.4. TAX ELECTIONS. All elections required or permitted to be made by the Company under the Code, shall be made by the "TMP" (as such term is defined in Section 10.5) in consultation with the Company's accountants and attorneys. In the event of a transfer of all or part of the Interest of any Member, the Company may, in the sole discretion of the TMP, elect pursuant to
Section 754 of the Code to adjust the basis of the Company Assets.

         Section 10.5. TAX MATTERS PARTNER. Great Plains Software, Inc., represented by Terri Zimmerman, shall act as the tax matters partner (the "TMP"), as such term is defined in Section 6231(a)(7) of the Code, and the TMP is hereby authorized to and shall represent the Company in connection with all examinations of the Company's affairs by tax authorities, including resulting administrative and judicial proceedings. The Members and the TMP shall use all reasonable efforts to comply with the responsibilities outlined in this Section 10.5 and in Sections 6222 through 6231 of the Code (including any Treasury Regulations thereunder and any successor or amendatory provisions thereto for which a tax matters partner is designated).

         (a) TMP NOTICES. Each Member shall furnish the TMP with such information (including information specified in Section 6230(e) of the Code) as the TMP may reasonably request to permit the TMP to provide the Internal Revenue Service with sufficient information to allow proper notice to the Members in accordance with Section 6223 of the Code. The TMP shall keep each Member informed of those administrative and judicial proceedings for the adjustment at the Company level of Company items required by Section 6223(g) of the Code and the Treasury Regulations thereunder, and such other matters as the TMP, in its sole discretion, deems appropriate.

         (b) INCONSISTENT TAX TREATMENT. Each Member shall notify the TMP in the event its treatment of any Company item on its federal income tax return is inconsistent with the treatment of that item on any return filed by or in any records of the Company within thirty (30) days of the date such Member's return is filed.

         (c)  REQUESTS FOR TAX ADJUSTMENTS.  No Member shall file, pursuant to
Section 6227 of the Code, a request for an administrative adjustment of limited liability company items for any Company taxable year without first notifying each other Member. If each other Member agrees with the requested adjustment, the TMP shall file the request for administrative adjustment on behalf of the Company. If unanimous consent of the Members is not obtained within thirty (30) days, or within the period required to file timely the request for administrative adjustment, if shorter, any Member, including the TMP (on behalf of the Company), may file a request for administrative adjustment on its own behalf.

         (d) TAX PROCEEDINGS. The TMP, in its sole discretion, shall negotiate with the Internal Revenue Service on behalf of the Company during all aspects of the tax proceeding, including without limitation the examination, appeals and litigation process. Any Member who intends to file a petition under Sections 6226, 6228, or other sections of the Code with respect to any Company item, or other tax matters involving the Company, shall give reasonable notice to each of the other Members of such intention and the nature of the contemplated proceeding. In the case where the TMP is the Member intending to file such petition, the TMP, in its sole discretion, shall choose the forum in which such petition will be filed. If any Member intends to seek review of any court decision rendered as a result of a proceeding instituted under the preceding part of this paragraph (d) of Section 10.5, such Member shall notify each of the other Members of such intended action. In accordance with its duty to act in good faith, the TMP may choose to pursue or forego settlement, litigation or any other proceedings.

         (e) TAX SETTLEMENTS. The TMP shall have the authority to bind any Member to a settlement agreement without obtaining the written concurrence of any such Member who would be bound by such agreement. Any Member (other than the TMP) who enters into a settlement agreement with the Secretary of the Treasury with respect to any partnership items, as defined by Section 6231(a)(3) of the Code, shall notify the Members of such settlement agreement and its terms within ninety (90) days from the date of settlement.

         (f)       TMP EXPENDITURES, FEES AND INDEMNIFICATION.  Subject to
Section 4.9(g), the TMP may engage such legal counsel, certified public accountants, or others (including, without limitation, experts) on behalf of the Company as it may determine to be necessary and appropriate. Any other Member may engage other legal counsel, certified public accountants, or others on such other Member's own behalf and at such other Member's sole cost and expense. Any reasonable item of expense, including but not limited to fees and expenses for legal counsel, certified public accountants, and others (including, without limitation, experts) that the TMP incurs on behalf of the Company in connection with any audit, assessment, litigation, or other proceeding regarding any partnership item, shall constitute expenses of the Company. In the event that the Company does not have adequate cash or other assets to pay such items of expense, the TMP shall not be obligated to make capital contributions or loans to fund such expenses, and the TMP shall be free to resign as the tax matters partner of the Company pursuant to Section 10.5(g) hereof. The Company shall indemnify the TMP pursuant to ArticleVIII hereof.

         (g) RESIGNATION OF TMP. The TMP may resign as tax matters partner at any time upon the filing of a signed statement with the Internal Revenue Service in accordance with Temp. Treas. Reg. Section 301.6231(a)(7)-1T(i) (or any successor provision thereto). The successor tax matters partner shall be determined pursuant to Temp. Treas. Reg. Sections 301.6231(a)(7)-1T (or any successor provision thereto).

         (h) SURVIVAL OF TMP PROVISIONS. The provisions of this Section 10.5, including without limitation the obligation to pay fees and expenses and the indemnification obligations described in Section 10.5(f) hereof, shall survive the termination of the Company or the termination of any Member's interest in the Company and shall remain binding on the Company for a period of time necessary to resolve with the Internal Revenue Service, the Department of the Treasury or any state taxing authority any and all matters regarding the federal or state income taxation of the Company for the applicable tax year(s).

                                     Article XI.
                                      AMENDMENT

         Section 11.1. PROCEDURE APPLICABLE TO ALL AMENDMENTS. The Certificate of Formation and this Agreement may be amended by the Board of Managers at any duly called meeting. Any such amendment shall be binding on all of the Members. Each amendment to this Agreement shall be appropriately designated in a document included within the minute book of the Company indicating the change made, the date of any necessary approval and an appropriate certification by the Secretary. The Secretary shall provide notice of all such amendments to each Member. There shall be no amendment or rescission of any portion of this Agreement by implication. Any amendment may be prospective in nature.

         Section 11.2. VOTING REQUIREMENT. Any amendment or repeal of any portion of the Certificate of Formation or this Agreement shall require the vote of not less than a majority of the Managers in addition to any approval of Members required by Section 11.3. No amendment of Sections 8.1 or 8.2 shall be effective as to any particular Indemnitee without the consent of the Indemnitee affected thereby.

         Section 11.3. APPROVAL BY MEMBERS. Any amendment or repeal of the following provisions of the Certificate of Formation or this Agreement shall require the vote of not less than a Member Supermajority:

         (a)  Certificate of Formation:
                   Article 1
                   Article 4
                   Article 5
                   Article 6

         (b)  This Agreement:
                   Section 1.1--Name
                   Section 1.4--Duration
                   Section 1.5--Duties of Members
                   Section 1.6--Duties of Managers
                   Section 4.1--Place and Time of Meetings
                   Section 4.7--Voting
                   Section 4.9--Certain Actions
                   Section 5.4--Issuance of Units
                   Section 9.4--Restrictions on Transfer
                   Section 13.1--Events Causing Dissolution
                   Article XI--Amendment
                   Article XII--Approval of Reorganizations and
                                Bankruptcy

                                     Article XII.
                      APPROVAL OF REORGANIZATIONS AND BANKRUPTCY

         Without the vote of a Member Supermajority (i) the Company shall not engage in any Reorganization or (ii) commence any proceedings or the filing of any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal or state bankruptcy, insolvency or similar law.

                                    Article XIII.
                             DISSOLUTION AND LIQUIDATION

         Section 13.1. EVENTS CAUSING DISSOLUTION. The Company shall be dissolved only upon the occurrence of any of the following events:

         (a) The expiration of the term set forth in the Certificate of Formation;

         (b) The sale, exchange or any other disposition of all or substantially all of the Company Assets;

         (c)       The unanimous consent of the Members;

         (d) The death, insanity, expulsion, bankruptcy, retirement, resignation or dissolution of a Member or the occurrence of any other event (including any Transfer, redemption or forfeiture of all of the Units of such Member) which terminates the continued membership of a Member in the Company unless the business of the Company is continued by the consent of such of the remaining Members who hold the right to vote at least 51% of the Interests held by all of the remaining Members within ninety (90) days following the date the occurrence of any such event; or

         (e) The entry of a decree of judicial dissolution under Section 18-802 of the Act.

         Section 13.2. CONTINUATION OF BUSINESS. If, upon dissolution of the Company for any reason described in Section 13.1(d) hereof, the business of the Company is continued without liquidation and without the winding up of the affairs of the Company pursuant to the terms thereof, title to Company Assets shall be vested in the company continuing the business and the allocation and distribution rules set forth herein shall continue as set forth herein. Upon such dissolution, no Member, nor any legal representative of any Member, shall have the right to an account of its Interest or its Capital Account as against the Company continuing the business, and no Member, nor any legal representative of any Member, shall have the right to have the value of its Interest or Capital Account as of the date of dissolution ascertained or have any right as a creditor or otherwise with respect to the value of its Interest.

         Section 13.3. LIQUIDATION AND WINDING UP. If dissolution of the Company should be caused by reason of (i) any of the events set forth in paragraphs (a), (b), (c), (e) or (f) of Section13.1 hereof or (ii) any of the events set forth in paragraph (d) of Section 13.1 hereof and the business of the Company is not continued pursuant to the terms of such paragraph (d), the Company shall be liquidated and the Person designated at such time by the Board of Managers (or other Person or Persons designated by a decree of court) shall
wind up the affairs of the Company.   The Person or Persons winding up the
affairs of the Company shall promptly proceed to the liquidation of the Company Assets and, in settling the accounts of the Company, the Company Assets shall be distributed in the following order of priority:

         (a) To creditors (excluding any Member and the Chair if they are creditors), to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made and liabilities for distributions to Members under Section 5.7 hereof;

         (b) To the repayment of outstanding loans from a Member to the Company;

         (c) The balance, if any, to the Members in accordance with their positive Capital Account balances, after giving effect to all allocations of gain or loss in accordance with Article XVI hereof.

         Section 13.4. COMPLIANCE WITH TIMING REQUIREMENTS OF REGULATIONS. In the event the Company is liquidated within the meaning of Treas. Reg. Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article XI to the Members who have positive Capital Account balances in compliance with Treas. Reg. Section 1.704-1(b)(2)(ii)(b)(2).

                                     Article XIV.
                      REPRESENTATIONS, WARRANTIES OF THE MEMBERS

         Section 14.1. REPRESENTATIONS AND WARRANTIES OF THE MEMBERS. Each of the Members represents and warrants as of the date of this Agreement to each of the other Members and the Company as follows:

         (a) The Units being acquired by such Member are being purchased for such Member's own account and not with a view to, or for sale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Such Member understands that such Units have not been registered under the Securities Act or any state securities laws by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements thereof and that the reliance of the Company and others upon such exemptions is predicated in part by the representations and warranties of such Member contained herein.

         (b) Such Member has the requisite power and authority (whether corporate or otherwise) and legal capacity to enter into, and to carry out its obligations under, this Agreement.

         (c) The execution and delivery by such Member of this Agreement and the consummation by such Member of the transactions contemplated hereby have been duly authorized prior to the date of this Agreement by all necessary action on the part of such Member.

         (d) This Agreement has been duly executed and delivered by such Member and constitutes a valid and binding obligation enforceable against such Member in accordance with its terms.

         (e) Such Member is not subject to, or obligated under, any provision of (i) any agreement, arrangement or understanding, (ii) any license, franchise or permit or (iii) any law, regulation, order, judgment or decree that would be breached or violated, or in respect of which a right of termination or acceleration or any encumbrance on any of such Member's assets would be created, by such Member's execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, EXCEPT for such agreements as to which a Member has previously obtained the consent of the other party or parties thereto.

         (f) No authorization, consent or approval of, waiver or exemption by, or filing or registration with, any public body, court, third party or authority is necessary on such Member's part, which has not previously been obtained by such Member for the consummation of the transactions contemplated by this Agreement.

         (g) No person or entity has or will have, as a result of any act or omission by such Member any right, interest or valid claim against the Company or any other Member for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.

                                     Article XV.
                                       CAPITAL

         Section 15.1. INITIAL CAPITAL CONTRIBUTIONS. On the date of the execution of this Agreement, the Members shall make the Capital Contributions indicated opposite their respective names on Schedule A. In exchange for such Capital Contributions, the Members shall receive the Units set forth opposite their respective names on Schedule A.

         Section 15.2. NO RIGHT TO RETURN OF CONTRIBUTION. No Member shall have the right to the withdrawal or to the return of his, her or its Capital Contribution, except upon the dissolution and liquidation of the Company pursuant to Article XI.

         Section 15.3. ADDITIONAL CAPITAL CONTRIBUTIONS. In the event that the Members who hold the power to vote a majority of the Units at any time or from time to time determine that contributions to the capital of the Company are necessary to the conduct of the Company's activities, each of the Members shall promptly make a cash contribution to the capital of the Company equal to his share (determined in proportion to the number of Units held by each Member) of such additional funds. As additional funds are needed for the conduct of the Company's business, if one Member is unable to or otherwise does not contribute his share of such funds to the Company, the funds advanced by the other Members shall be regarded as a loan in accordance with Section15.4.

         Section 15.4. LOANS TO THE COMPANY; NO INTEREST ON CAPITAL. The Members may, but are not obligated to, make loans to the Company from time to time, as authorized by the Board of Managers. Any such loans shall not be treated as Capital Contributions to the Company for any purpose hereunder nor entitle such Member to any increase in its share of the profits and losses and cash distributions of the Company, but the Company shall be obligated to such Member for the amount of any such loans pursuant to the terms thereof, as the same are determined by the Board of Managers and such Member. Interest with respect to the outstanding amount of any loans made by a Member to the Company shall accrue and be payable at such times and at such rate as shall be determined by the Board of Managers and such Member. All scheduled principal and interest payments with respect to any loans from a Member to the Company pursuant to this Section 15.9 shall be repaid prior to any distributions to any Members pursuant to Section 16.7. No interest shall be paid on any Capital Contribution to the Company or on any balance in any Capital Account.

         Section 15.5. CREDITOR'S INTEREST IN THE COMPANY. No creditor who makes a loan to the Company shall have or acquire at any time as a result of making the loan any direct or indirect interest in the profits, capital or property of the Company, other than such interest as may be accorded to a secured creditor. Notwithstanding the foregoing, this provision shall not prohibit in any manner whatsoever a secured creditor from participating in the profits of operation or gross or net sales of the Company or in the gain on sale or refinancing of the Company, all as may be provided in its loan or security agreements.

         Section 15.6. LIABILITY OF MEMBERS. Except as otherwise provided in the Act, no Member, as such, shall have any personal liability whatsoever to the Company, any of the other Members or any of the creditors of the Company for the debts, liabilities, contracts or other obligations of the Company or any of the Company's losses beyond, with respect to a Member, such Member's Capital Contribution and, solely to the extent and for the period required by applicable law, the amount of such Member's Capital Contribution which is returned to it. Each Unit, on issuance, shall be fully paid and, except as set forth in
Section 15.2, not subject to assessment for additional Capital Contributions.
 No Member shall be required to lend any funds to the Company as a condition to admission or continued membership of such Member in the Company. It is the intent of the Members that (i) no distribution to any Member (other than a distribution upon the dissolution and liquidation of the Company) shall be deemed a withdrawal of capital, even if such distribution represents, for Federal income tax purposes or otherwise (in full or in part), a distribution of depreciation or any other non-cash item accounted for as a loss or deduction from or offset to the Company's income, and (ii) no Member shall be obligated to pay any such amount to or for the account of the Company or any creditor of the Company. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any distribution made by the Company to a Member constitutes a withdrawal of capital, any obligation under applicable law to return the same or any portion thereof to or for the account of the Company or its creditors shall be the obligation of such Member.

         Section 15.7. CAPITAL ACCOUNTS. A separate Capital Account shall be maintained for each Member. It is intended that the Capital Accounts of the Members will be maintained in accordance with the capital accounting rules of

Treas. Reg. Section 1.704-1(b)(2)(iv) and the provisions of this Agreement relating to the maintenance of Capital Accounts shall be interpreted and applied in a manner consistent therewith. In the event the Board of Managers shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Treasury Regulation, the Board of Managers may make such modification, provided that any such modifications shall not materially alter the economic agreement of the Members. In general, the Capital Account of a Member shall be initially credited with the value of its Capital Contribution to the Company in respect of its Units. The Capital Account of a Member shall further be credited by the value of any additional Capital Contributions to the Company made by such Member from time to time in respect of its Interest, shall be debited by the amount of any cash distributions made by the Company to such Member on account of any such Interest and shall be credited with the amount of income and gains and debited with the amount of losses of the Company allocated to such Member in accordance with the terms of Article V hereof. In all instances, the capital accounting rules in Treas. Reg. Section 1.704-1(b)(2)(iv) will determine the proper debits or credits to the Capital Accounts of the Members. The Board of Managers may, at its option, increase or decrease the Capital Accounts of the Members to reflect a revaluation of Company Assets on the Company's books at the times when, pursuant to Treas. Reg. Section 1.704-1(b)(2)(iv), such adjustments may occur. The adjustments will, if made, be made in accordance with such Treasury Regulation, including allocating taxable items, as computed for book purposes, to the Capital Accounts as prescribed in such Treasury Regulation. In the case of the transfer of all or a part of the Interest of a Member, the Capital Account of the transferor Member attributable to the transferred Interest will carry over to the transferee Member. In the case of termination of the Company pursuant to Section 708 of the Code, the rules of Treas. Reg. Section 1.704-1(b)(2)(iv) shall govern adjustments to the Capital Accounts. If there are any adjustments to Company Assets as a result of Sections 732, 734 or 743 of the Code, the Capital Accounts of the Members shall be adjusted as provided in Treas. Reg. Section 1.704-1(b)(2)(iv)(m).

                                     Article XVI.
                       ALLOCATION OF INCOME, GAINS AND LOSSES;
                               DISTRIBUTIONS TO MEMBERS

         The Members agree that the income, profits, gains, losses and tax credits of the Company shall be allocated, and cash distributions of the Company shall be made, as follows:

         Section 16.1. ALLOCATION OF INCOME, PROFITS, GAINS, LOSSES AND CREDITS. After giving effect to the special allocations set forth in Section
16.4 hereof, and subject to Section 16.3 hereof, all income, profits, gains, losses and tax credits of the

Company shall be allocated to each of the Members holding Units in proportion to their respective Units in the Company.

         Section 16.2. OTHER ALLOCATION RULES. In the event of any changes in Units during a Fiscal Year, all income, profits, gains, losses and tax credits from operations of the Company during such Fiscal Year, using such methods of accounting for depreciation and other items as the Board of Managers determines to use for federal income tax purposes, shall be allocated to each Member holding an Interest based on its varying interest in the Company during such operating year in accordance with Section 706 of the Code. The Board of Managers shall determine in accordance with Section 706 of the Code whether to prorate items of income and deduction according to the portion of the Fiscal Year for which a Member held an Interest or whether to close the books on an interim basis and divide such operating year into two or more segments.

         Section 16.3. LIMITATION ON LOSS ALLOCATION. Notwithstanding anything in Section 16.1 hereof, no allocation of loss may be made to a Member if such loss would cause a Member to have a negative balance in its Capital Account, after such Capital Account is credited by any amounts which the Member is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentences of Treas. Reg. Section 1.704-2(g)(1) and Treas. Reg.
Section 1.704-2(i)(5) and debited by the items described in Treas. Reg. Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6). The foregoing limitation is intended to comply with the provisions of Treas. Reg. Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith. In addition, the Members with deficit Capital Account balances resulting in whole or in part from allocations of loss or deduction attributable to nonrecourse indebtedness shall be allocated income or gain in an amount no less than the "minimum gain" and at a time no later than the time at which the "minimum gain" is reduced below the sum of such deficit Capital Account balances or as soon thereafter as possible.

         Section 16.4. SPECIAL ALLOCATIONS. The following special allocations shall be made in the following order:

         (a) MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Section 1.704-2(f) of the Treasury Regulations, notwithstanding any other provision of this Article V, if there is a net decrease in Company minimum gain during any Fiscal Year, each Capital Account shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent years) in an amount equal to the associated Member's share of the net decrease in Company minimum gain (within the meaning of Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d)) determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to the Capital Account of each

Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 16.4(a) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

         (b) MEMBER MINIMUM GAIN CHARGEBACK. Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article XVI, if there is a net decrease in Member nonrecourse debt minimum gain, as defined in Treasury Regulations Section 1.704-2(i)(2) and determined pursuant to Treasury Regulations Section 1.704-2(i)(3), attributable to a Member nonrecourse debt, as defined in Treasury Regulations Section 1.704-2(b)(4), during any Fiscal Year, the Capital Account of each Member who has a share of the Member nonrecourse debt minimum gain attributable to such Member nonrecourse debt, determined in accordance with Treasury Regulations
Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Fiscal Year (and if necessary, subsequent Fiscal Years) in an amount equal to such Member's share of the net decrease in Member nonrecourse debt minimum gain attributable to such Member nonrecourse debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to the Capital Account of each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations 1.704-2(i)(4) and 1.704-2(j)(2). This Section 16.4(b) is intended to comply with the minimum gain chargeback requirement in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

         (c) QUALIFIED INCOME OFFSET. If a Member unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), and such unexpected adjustment, allocation or distribution puts such Member's Capital Account into a deficit balance or increases such deficit balance determined after such account is credited by any amounts which the Member is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and debited by the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) and for all other allocations tentatively made pursuant to this Article V as if this Section 16.4(c) were not in this Agreement, the Capital Account of such Member shall be allocated items of Company income and gain in an amount and manner sufficient to eliminate such deficit or increase as quickly as possible. It is intended that this Section 16.4(c) shall meet the requirement that this Agreement contain a "qualified income offset" as defined in Treasury Regulations
Section 1.704-1(b)(2)(ii)(d) and this Section shall be interpreted and applied consistently therewith.

         (d) NONRECOURSE DEDUCTIONS. Nonrecourse deductions, within the meaning of Treasury Regulations Section 1.704-2(b)(1), for any Fiscal Year or other period shall be specially allocated among the Capital Accounts of the Members in proportion to their respective Units.

         (e) MEMBER NONRECOURSE DEDUCTIONS. Any Member nonrecourse deductions, within the meaning of Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2), for any Fiscal Year or other period shall be specially allocated to the Capital Account of the Member who bears the economic risk of loss with respect to the Member nonrecourse debt to which such Member nonrecourse deductions are attributable in accordance with Treasury Regulations
Section 1.704-2(i).

         (f) SECTION 754 ADJUSTMENT. To the extent an adjustment to the adjusted tax basis of any Company Asset pursuant to Code Sections 732, 734(b) or 743(b) is required, pursuant to Treasury Regulations Sections 1.704-1(b)(2)(iv)(m)(2) or (4), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the Company Asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Sections of the Treasury Regulations.

         Section 16.5. CURATIVE ALLOCATIONS. The allocations set forth in Sections 16.4(a), (b), (c), (d), (e) and (f) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss, or deduction pursuant to this Section 16.5. Therefore, notwithstanding any other provision of this Article V (other than the Regulatory Allocations), the Board of Managers shall make such offsetting special allocations of Company income, gain loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 16.1 and
16.2 hereof. In exercising its discretion under this Section 16.5, the Board of Managers shall take into account future Regulatory Allocations under Sections 16.4(a) and (b) hereof that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 16.4(e) and (f) hereof.

         Section 16.6. TAX ALLOCATIONS: SECTION 704(c) OF THE CODE. In accordance with Section 704(c) of the Code, income, gain, loss and deduction with respect to any property contributed to the Company shall, solely for tax purposes, be allocated among the Capital Accounts of the Members so as to take account of any variation between the adjusted basis of such property to the Company for income tax purposes and its book value, in the same manner as such variations are treated under Section 704(c) of the Code. Any elections or other decisions related to such allocations shall be made by the Board of Managers in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 16.6 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of income, gain, loss or deduction pursuant to any provision of this Agreement.

         Section 16.7. DISTRIBUTIONS TO MEMBERS. Subject to any restrictions imposed by the Act (including but not limited to Section 18-607(a) thereof), any distributions by the Company shall be made to the Members as of a record date determined by the Board of Managers (which date shall not be less than ten (10) nor more than forty-five (45) days before the date of the distribution) in accordance with their respective Units, but no less frequently than once per year.

                                    Article XVII.
                               MISCELLANEOUS PROVISIONS

         Section 17.1. ADDITIONAL ACTIONS AND DOCUMENTS. Each of the Members hereby agrees to take or cause to be taken such further actions, to execute, acknowledge, deliver and file, or cause to be executed, acknowledged, delivered and filed such further documents and instruments, and to use all reasonable efforts to obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

         Section 17.2. ARBITRATION. All disputes hereunder shall be submitted to arbitration in Minneapolis, Minnesota in accordance with the rules of the American Arbitration Association then in existence. The decision of such arbitration panel shall be final and binding on the parties thereto and may be enforced in any court of competent jurisdiction.

         Section 17.3. NOTICE. Any notice, demand, consent, authorization or other communication which any Member is required or may desire to give to or make upon the other Members pursuant to this Agreement shall be in writing and shall be effective, valid and duly given if mailed by regular mail, postage prepaid, personally delivered or sent by facsimile, receipt acknowledged; if to the Company, to the principal office of the Company set forth in Section 1.2 hereof or to such other address as the Company shall notify the Members in writing; and if to the Members, to their respective addresses set forth in ScheduleA hereof or in the register maintained by the Company, or to such other address as any such Member may hereafter designate by notice in writing to the Chair and Company. Each notice, demand, request or communication which shall be delivered, mailed or transmitted in the manner described above shall be deemed sufficiently given, served, sent or received for all purposes at such time as it is delivered to the addressee or at such time as delivery is refused by the addressee upon presentation.

         Section 17.4. SEVERABILITY. The invalidity of any one or more provisions hereof or of any other agreement or instrument given pursuant to or in connection with this Agreement shall not affect the remaining portions of this Agreement or any such other agreement or instrument or any part thereof; and in the event that one or more of the provisions contained herein or therein should be invalid, or should operate to render this Agreement or any such other agreement or instrument invalid, this Agreement and such other agreements and instruments shall be construed as if such invalid provisions had not been inserted.

         Section 17.5. SURVIVAL. It is the express intention and agreement of the Members that all covenants, agreements, statements, representations, warranties and indemnities made in this Agreement shall survive the execution and delivery of this Agreement.

         Section 17.6. WAIVERS. Neither the waiver by a Member of a breach of or a default under any of the provisions of this Agreement, nor the failure of a Member, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right, remedy or privilege hereunder shall thereafter be construed as a waiver of any such provisions, rights, remedies or privileges hereunder.

         Section 17.7. EXERCISE OF RIGHTS. No failure or delay on the part of a Member or the Company in exercising any right, power or privilege hereunder and no course of dealing between the Members or between a Member and the Company shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any other rights or remedies which a Member or the Company would otherwise have at law or in equity or otherwise.

         Section 17.8. BINDING EFFECT. Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon and shall inure to the benefit of the Members and their respective successors and permitted assigns.

         Section 17.9. LIMITATION ON BENEFITS OF THIS AGREEMENT. It is the explicit intention of the Members that no person or entity other than the Members and the Company is or shall be entitled to bring any action to enforce any provision of this Agreement against any Member or the Company, and that the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the Members (or their respective heirs, legal representatives, successors and assigns as permitted hereunder) and the Company; PROVIDED, HOWEVER, that the Indemnitees shall, as intended third-party beneficiaries thereof, be entitled to the enforcement of Sections
8.1 and 8.2 hereof, but only as insofar as the obligations sought to be enforced thereunder are those of the Company.

         Section 17.10. WAIVER OF PARTITION.  The Members agree that the
Company Assets are not and will not be suitable for partition. The Members hereby waive any right of partition or any right to take any action that otherwise might be available to them for the purpose of severing their relationship with the Company or interest in assets held by the Company from the interest of the other Members.

         Section 17.11. ENTIRE AGREEMENT. This Agreement contains the entire agreement among the Members with respect to the matters contained herein, and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein.

         Section 17.12. PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

         Section 17.13. HEADINGS. Article and Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

         Section 17.14. GOVERNING LAW. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware (but not including the choice of law rules thereof).

         Section 17.15. EXECUTION IN COUNTERPARTS. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all Persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the Persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                    GREAT PLAINS SOFTWARE, INC.


                                    By /s/ Michael A. Slette
                                        ---------------------------------------
                                      Its V.P. Human Resources & Legal Affairs
                                           ------------------------------------

                                     /s/ Douglas Burgum
                                    ------------------------------------------
                                    Douglas Burgum

                                                                      SCHEDULE A


    Name and Address of              Capital            Agreed Fair
    Member                         Contribution         Market Value     Units
    ------                         ------------         ------------    -------

    Great Plains Software, Inc.        Cash                $50,000         99

    Douglas Burgum                     Cash                 $ 500           1


                                         S-1